UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2009

ZIONS BANCORPORATION
(Exact name of registrant as specified in its charter)

UTAH	001-12307	87-0227400
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE SOUTH MAIN, SUITE 1500, SALT LAKE CITY, UTAH	84133
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 801-524-4787

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01    Other Events

On July 20, 2009, holders of three series of Zions Bancorporation subordinated notes that are convertible into the company’s Series A or Series C preferred stock converted $27.3 million principal amount of the notes into 1,092,960 depositary shares each representing a 1/40th interest in a share of Series C preferred stock (representing 27,324 shares of Series C preferred stock in the aggregate).  No note holders elected to convert into Series A preferred stock. The converted notes constitute approximately 2.3% of the original $1.17 billion principal amount of the convertible subordinated notes.

Hereafter, the conversion dates for the convertible subordinated notes occur only on semi-annual interest payment dates. The next such dates are:
•	September 15, 2009 for convertible 6.00% notes due on September 15, 2015;
•	November 15, 2009 for convertible 5.65% notes due on May 15, 2014;
•	November 16, 2009 for convertible 5.50% notes due on November 16, 2015.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIONS BANCORPORATION

Date: July 30, 2009	By:	/s/ THOMAS E. LAURSEN
Name: Thomas E. Laursen
Title: Executive Vice President and General Counsel